Exhibit 10.2

DARA BIOSCIENCES, INC.

8601 Six Forks Road, Suite 160

Raleigh, North Carolina 27615

October 21, 2008

Gilford Securities Incorporated

777 Third Avenue, 17th Floor

New York, NY 10017

Attention: Robert A. Maley

Ladies and Gentlemen:

The undersigned, DARA BioSciences, Inc., a Delaware corporation (the “Company”), proposes to offer for sale to certain “institutional” and “accredited investors” through Gilford Securities Incorporated, a New York corporation, as placement agent (“Gilford” or the “Placement Agent”), pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), up to 8,500,000 units (each, a “Unit” and collectively, the “Units”) at a purchase price of $1.00 per Unit on a “best efforts” basis (the “Offering”). Each “Unit” shall consist of (i) one share of common stock (“Common Share”), par value $0.01 per share, of the Company (“Common Stock”), (ii) one Class A common stock purchase warrant (“Class A Warrant”), and (iii) one Class B common stock purchase warrant (“Class B Warrant”, and together with the Class A Warrants, the “Warrants”). Each Class A Warrant shall be exercisable for a period of five years, commencing on the date that is six months from the date of issuance, and entitles the holder to purchase one share of Common Stock at an exercise price equal to the greater of: (a) with respect to Class A Warrants issued at the First Closing (as defined hereinafter), (i) $0.01 above the closing bid price of the Common Stock on the trading day immediately preceding the First Closing (as reflected on the Nasdaq Capital Market, trading symbol “DARA”), and (ii) $1.30 (subject to customary adjustments for stock splits, dividends, reorganizations and other capital events) (the “Class A Warrant First Closing Price”); (b) with respect to the Class A Warrants issued at the Second Closing (as defined hereinafter), if necessary, (i) $0.01 above the closing bid price of the Common Stock on the trading day immediately preceding the Second Closing, and (ii) the Class A Warrant First Closing Price (subject to customary adjustments for stock splits, dividends, reorganizations and other capital events) (the “Class A Warrant Second Closing Price”); and (c) with respect to the Class A Warrants issued at the Third Closing (as defined hereinafter), if necessary, (i) $0.01 above the closing bid price of the Common Stock on the trading day immediately preceding the Third Closing, and (ii) the Class A Warrant Second Closing Price (subject to customary adjustments for stock splits, dividends, reorganizations and other capital events) (the “Class A Warrant Third Closing Price”) (collectively, the “Class A Warrant Shares”). Each Class B Warrant shall be exercisable for a period of five years, commencing on the date that is 12 months and one day after the date of issuance, and entitles the holder to purchase one-half share of Common Stock at an exercise price of $2.25 per share (subject to customary adjustments for stock splits, dividends, reorganizations and other capital events) (the “Class B Warrant Shares”, and together with the Class A Warrant Shares, the “Warrant Shares”).

The Offering will be made pursuant to a prospectus supplement (the “Prospectus Supplement”) to the existing effective registration statement of the Company, file No. 333-150150 (“Registration Statement”), on file with the Securities and Exchange Commission (the “Commission”) registering the issuance of the Common Shares, the Warrants and the Warrant Shares.

The Units will be offered pursuant to the terms and conditions set forth in a Securities Purchase Agreement among the Company and each purchaser (“Purchaser”) identified on the signature pages thereto (the “Securities Purchase Agreement”), the Class A Warrant attached as Exhibit A thereto, and the Class B Warrant attached as Exhibit B thereto, and pursuant to the Registration Statement and Prospectus Supplement (collectively, with the annexes and appendices thereto, the “Offering Documents”).

There is no minimum Unit subscription amount for Purchasers or minimum Offering amount.

Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the meanings set forth in the Securities Purchase Agreement.

1. Appointment of Placement Agent. Gilford is hereby appointed the Placement Agent of the Company during the offering period herein specified (the “Offering Period”) for the purposes of assisting the Company on a “best efforts” basis in finding qualified Purchasers for the purchase of Units in the Offering. The Offering Period shall commence effective October 1, 2008 (the “Commencement Date”) and shall continue until the Stockholder Approval Termination Date, unless extended by mutual written agreement of the Company and Gilford (the “Termination Date”). Gilford hereby accepts such agency and agrees to assist the Company on a “best efforts” basis in finding qualified Purchasers for the purchase of Units in connection with the Offering. Gilford’s agency hereunder is not terminable by the Company except upon termination of the Offering.

As part of the Placement Agent’s representation of the Company with respect to the Offering, the Placement Agent shall assist the Company in identifying potential investors on behalf of the Company and contact such potential investors and other potential investors as the Company may designate. In addition, the Placement Agent shall assist the Company in structuring, negotiating and effectuating the Offering.

2. Representations, Warranties and Covenants of the Company. Except as set forth in the SEC Reports, the Company represents, warrants and covenants to the Placement Agent, that as of the date hereof, and as of the First Closing Date, the Second Closing Date and the Third Closing Date, as follows:

(a) Registration Statement; Prospectus Supplement. A Registration Statement of the Company relating to the Offering, a copy of which is available through the Commission’s website, has been prepared in conformity in all material respects with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. Prior to the opening of the Trading Market on the Trading Day immediately following the First Closing Date, the Company will file a Prospectus Supplement covering the sale of the Common Shares, the Warrants, the Placement Agent Warrant (as defined hereafter) and the Reserve Shares (as defined hereafter), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act. As used in this Agreement, the term “Registration Statement” means such registration statement, as amended at the time when it was or is declared effective under the Act, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term “Preliminary Prospectus” means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective) under the Act; and the term “Prospectus” means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or if no prospectus is required to be filed pursuant to Rule 424(b), such term means the prospectus included in the Registration Statement; except that upon filing of an amendment to the registration statement or prospectus or a supplement to the prospectus after the date hereof and prior to each Closing Date (as hereinafter defined), the term “Registration Statement” shall include such registration statement as so amended, and the term “Prospectus” shall include the prospectus as so amended or supplemented.

(b) No Stop Orders. The Commission has not issued any order preventing or suspending the use of the Registration Statement or the Prospectus Supplement. At the time the Registration Statement became effective and at all times subsequent thereto up to and on each Closing Date: (i) the Registration Statement and the Prospectus Supplement will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus Supplement will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading (in light of the circumstances under which they were made).

(c) Company Representations and Warranties. The representations and warranties made by the Company to the Purchasers in the Securities Purchase Agreement are incorporated herein and have the same force and effect as if such representations and warranties are made herein in their entirety.

(d) Due Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

(e) No Distributions or Obligations. The Company has no obligation (contingent or otherwise) to pay any distribution in respect of its Common Stock or preferred stock. There exists no voting trusts or agreements, shareholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company. The Company has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of Common Stock or preferred stock.

(f) Rights and Preferences of Securities; Commitments. The designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions in respect of the Company’s capital stock are as set forth in the Company’s Certificate of Incorporation and Bylaws, as amended (the “Charter Documents”), attached to the Company’s current report on Form 8-K filed on February 12, 2008, and all such designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except for the Common Shares, Warrants and Warrant Shares being offered in the Offering, and the outstanding options and warrants disclosed in the Prospectus Supplement described in Section 2(a) above, there is no commitment by the Company to issue shares of Common Stock, subscriptions, warrants, options, preemptive rights, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, other than the warrants to be issued to the Placement Agent, in the form attached hereto as Exhibit A (the “Placement Agent Warrants”).

(g) Keeping of Records and Books of Account. The Company has maintained and shall continue to maintain adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The records and books of account of the Company are in good order and have been properly maintained in all material respects.

(h) Access to Corporate Documents. The minute books of the Company have been made available to the Placement Agent and contain a complete summary of all meetings and actions of the directors and shareholders of the Company since the time of the Company’s incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

(i) Absence of Undisclosed Liabilities. The Company has no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unasserted, except as set forth in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 (the “Latest 10-Q”) and except those expenses incurred or to be incurred after June 30, 2008. All liabilities of the Company incurred subsequent to June 30, 2008 have been incurred in the ordinary course of business and do not involve borrowings that individually exceed $50,000 and which do not exceed $100,000 in the aggregate. The Company is not in default in respect of the terms or conditions of any indebtedness.

(j) Condition of Equipment, Machinery and Fixtures. The equipment, machinery and fixtures utilized by the Company in the conduct of its business are generally in good repair and operating condition and are fit for their intended purpose.

(k) No Defaults; Non-Contravention. Except for events that would not have a Material Adverse Effect, neither the Company nor any subsidiary is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement and the Offering Documents will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any subsidiary pursuant to the terms of any material agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Charter Documents of the Company or any of its subsidiaries, or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries, of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries.

(l) Compliance with Laws; Environmental Matters, Licenses, Etc. The Company has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations or orders (including, without limitation, those relating to all applicable federal, state and local insurance laws, rules and regulations, environmental protection, occupational safety and health and other labor laws, ERISA, federal drug laws, federal securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending,” and warranties and trade practices) applicable to its business, the violation of, or noncompliance with which, would have a Material Adverse Effect, and the Company knows of no facts or set of circumstances which would give rise to such a notice. The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Licenses”) required by every federal, state and local government or regulatory body for the operation of its business and the use of its properties. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof. The Company has not received any written opinion or memorandum from legal counsel providing that it has taken any action that has resulted in, or is reasonably likely to result in, the Company incurring any liability that may be material to its business, prospects, financial condition, operations, property or affairs.

(m) Authorization of Agreement, Etc. Each of the Offering Documents and all other agreements or documents required to be executed and delivered by the Company in connection with the Offering (collectively the “Ancillary Documents”) has been or will be duly executed and delivered by the Company and the execution, delivery and performance by the Company of the Offering Documents and the Ancillary Documents has been duly authorized by all requisite corporate action by the Company and constitutes, or will constitute, the legal, valid and binding obligation of the Company, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles. The execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Units, the Common Shares, the Warrants, the Placement Agent Warrants, and the issuance and delivery of the Common Stock issuable upon conversion of the Warrants and the Placement Agent Warrants (the “Reserved Shares”) will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on the Company; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Charter Documents of the Company or any indenture, mortgage, lease agreement or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company and delivered to the Placement Agent by the time of Closing.

(n) Authorization of Units, Common Shares, Warrants, Placement Agent Warrants and Reserved Shares. The issuance, sale and delivery of the Units, the Common Shares, the Warrants, the Placement Agent Warrants and the Reserved Shares have been duly authorized by all requisite corporate action of the Company, and when so issued, sold and delivered pursuant to this Agreement and, in the case of the Reserved Shares, the Warrants, the Placement Agent Warrants and the Charter Documents, (i) the Units, the Common Shares and the Reserved Shares will be validly issued and outstanding, free and clear of all liens, charges, claims and encumbrances, restrictions or preemptive or any other similar rights and the Company shall have paid all taxes, if any, in respect of the issuance thereof; (ii) the Warrants and the Placement Agent Warrants will constitute valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general equitable principles; and (iii) no person has any preemptive or other similar rights to acquire any securities of the Company as a result of the issuance of the Units, the Common Shares, the Warrants, the Placement Agent Warrants or the Reserved Shares. The offer and sale of the Units, the Common Shares, the Warrants, the Placement Agent Warrants and the Reserved Shares are and will be in compliance with all applicable federal and state securities laws.

(o) Insurance. All insurable assets and properties of the Company are insured against all risks usually insured against by persons owning or operating similar assets and properties in the localities where such assets and properties are located, through insurance policies all of which are in full force and effect. The Company will be insured against all claims relating to its services to the same extent that the risks of such claims are usually insured against by persons providing similar services. Each of the insurance policies referred to in this section has been issued by an insurer of recognized responsibility. The Company will provide to the Placement

Agent a list of all insurance coverage carried by the Company, the carrier and the terms and amount of coverage.

(p) Confidential Arrangements. The Company has taken reasonable precautions in protecting the confidentiality, privacy and security of the business contacts identified by the Placement Agent by taking appropriate administrative and managerial action, and to use its best efforts to prevent disclosure of such proprietary information to any and all persons and entities. The Company will hold completely confidential the name, address, telephone, facsimile number, account or other business number of such contact as may be introduced by the Placement Agent. The above restrictions apply to any subsequent follow up, repeated or extended or renegotiation transactions related to the Offering regardless of the results of the Offering.

(q) No other Registration Rights. Except as provided for in the Offering Documents, no holder of any securities of the Company has the right to include such securities in the Registration Statement or the Prospectus Supplement.

(r) Manipulation or Stabilization of Price. Neither the Company, nor, to the Company’s knowledge, any of its officers, directors, employees or stockholders, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the securities of the Company.

(s) Affiliation with FINRA. No officer, director or five percent or greater stockholder of the Company has any direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority (“FINRA”) and no beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Placement Agent and FINRA if, to its knowledge, any five percent or greater stockholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(t) No Integration with Prior Offerings. None of the Company, its subsidiaries, any of their affiliates, or any person acting on any of their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Act or any applicable stockholder approval provisions. None of the Company, its subsidiaries, their affiliates or any person acting on any of their behalf will take any action or steps referred to in the preceding sentence that would cause the Offering to be integrated with other offerings.

(u) No Anti-Takeover Provisions. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents, stock option plan, or the laws of Delaware that is or could become applicable as a result of the transactions contemplated by this Agreement including, without limitation, the Company’s issuance of the Common Shares, the Warrants, the Placement Agent Warrants and the Reserve Shares.

3. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants as follows:

(a) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Placement Agent.

(b) Compliance with Applicable Law. The Placement Agent will not knowingly take any action that will result in the Units being offered or sold in a manner that does not comply with applicable law, including, without limitation, the provisions of the Act, or the rules and regulations of the Commission, any Trading Market or FINRA. Without limiting the foregoing, the Placement Agent will not be entitled to any fees or compensation under this Agreement without first receiving approval from FINRA of its fee application dated                     , 2008, which fee application accurately describes such fees and compensation.

(c) Compliance with Offering Documents. The Placement Agent will offer the Units in accordance with the Offering Documents and will deliver the Offering Documents to each Purchaser before accepting a signed copy of the Offering Documents or payment for any Units.

(d) Compliance with Laws of Jurisdictions. The Placement Agent will offer the Units only in those jurisdictions in which it is permitted to sell the Units pursuant to the laws of said jurisdiction, and the Placement Agent may arrange for the Units to be offered by a broker/dealer properly licensed to do so in the state where any such offer is made.

4. Closing; Placement and Fees.

(a) Closings. Upon receipt of executed Securities Purchase Agreements from the Purchasers, in a form acceptable to the Company and the Placement Agent, and the delivery by each Purchaser of the appropriate purchase price to Corporate Stock Transfer for deposit in the Escrow Account and the Company’s acceptance thereof as described in the Securities Purchase Agreement, the first closing of the purchase and sale of up to an aggregate of 5,500,000 Units (the “Initial Units”) shall take place at the offices of the Company’s counsel, K&L Gates, LLP, having an office at 4350 Lassiter at North Hills Avenue, Suite 300, Raleigh, North Carolina 27609 (the “Company’s Counsel”), on October 21, 2008, at 11:00 a.m., New York time, or at such other time and date agreed upon between the Placement Agent and the Company (the “First Closing”). At the First Closing, at the direction of the Company and the Placement Agent, payment for the Initial Units being purchased shall be delivered to the Company from the Escrow Account and made against delivery of certificates representing the number of Common Shares, Class A Warrants and Class B Warrants equal to the number of Initial Units sold to such Purchaser in the First Closing. If less than all of the Initial Units are sold in the First Closing, the remaining Initial Units may be sold pursuant to a second closing, which shall take place at the offices of the Company’s Counsel on October 31, 2008 at 11:00 a.m., New York time, or at such other time and date agreed upon between the Placement Agent and the Company (the “Second Closing”). If applicable, a third closing of the purchase and sale of the “Remaining Units” (equal to the number of the 8,500,000 Units remaining after subtracting the number of Initial Units sold in the First Closing and the Second Closing) shall be held at the offices of the Company’s Counsel no later than three Trading Days following the satisfaction of the Stockholder Approval Condition (the “Third Closing”). Following the First Closing, and Second Closing, if applicable, the Placement Agent will continue to assist the Company in locating qualified Purchasers during the remainder of the Offering Period. All purchase price amounts received from Purchasers will continue to be deposited in the Escrow Account, pending satisfaction of the conditions preceding the Second Closing and the Third Closing. The Second Closing and Third Closing, if any, will be made on the same terms as the First Closing, as set forth in this Section 4(a). If the First Closing does not occur on or prior to November 15, 2008, the Second Closing (if applicable) does not occur on or prior to November 30, 2008, or the Third Closing (if applicable) does not take place on or before the Stockholder Approval Termination Date, the Placement Agent will return any funds then remaining in the Escrow Account to the Purchasers, without deduction or interest thereon.

(b) Procedures at each Closing:

(i) Upon the First Closing, the Second Closing and the Third Closing, as applicable, the Placement Agent shall receive certificates from the Company, signed by the President or a Vice President thereof, certifying (A) that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects as of the date of that Closing with the same effect as though expressly made at that Closing; and (B) that attached thereto are (1) true and correct copies of resolutions adopted by the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the Ancillary Documents, and (ii) the issuance of the Common Shares, the Warrants, the Placement Agent Warrants and the Reserved Shares, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (2) a true and correct copy of a resolution adopted by the Company’s Board of Directors, authorizing the execution, delivery and performance of each document to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(ii) The Company shall file the Prospectus Supplement with the Commission prior to the opening of the Trading Market on the first Trading Day following the First Closing Date.

(iii) There shall be delivered on behalf of each Purchaser purchasing Units at that Closing copies of the Securities Purchase Agreement signed by such Purchaser.

(iv) The Placement Agent shall have received a certificate of good standing of the Company, dated as of a recent date, from the Secretary of State of Delaware.

(v) Upon each of the First, Second and Third Closings, the Placement Agent shall receive the Placement Agent Fee from the Escrow Account as set forth in accordance with Section 4(c) of this Agreement.

(c) Placement Agent Fee and Expenses. At each Closing as provided in paragraph 4(a) above, the Company shall pay to the Placement Agent a cash transaction fee equal to 10% of the purchase price of the Units sold to Purchasers first introduced to the Company by the Placement Agent subject to that Closing. The Company shall also pay the Placement Agent a commission equal to 6% of the cash proceeds actually received by the Company upon exercise of the Warrants issued to Purchasers first introduced to the Company by the Placement Agent; provided that the aggregate commission payable upon exercise of the Class A Warrants shall not exceed $1,147,500. The Company will pay up to $20,000 in legal fees to the Placement Agent’s legal counsel, of which $5,000 has been paid and $15,000 will be paid at the First Closing, and, in addition, the Company shall reimburse the Placement Agent for its reasonable out-of-pocket expenses (other than legal fees and expenses) incurred in connection with this Agreement on an accountable basis.

(d) Issuance of Placement Agent Warrants. On each Closing Date, the Company will issue to the Placement Agent or its designee Placement Agent Warrants to purchase such number of shares of Common Stock equal to 10% of the number of Units sold to Purchasers first introduced to the Company by the Placement Agent in the First Closing, the Second Closing or the Third Closing, as applicable, at an exercise price of $1.00 per share. The Placement Agent Warrants shall be in the form attached hereto as Exhibit A.

5. Covenants of the Company.

(a) Amendments and Supplements. The Company covenants and agrees that, until the Offering contemplated by the Offering Documents has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company, or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the opinion of the Placement Agent and its counsel or the Company and the Company’s Counsel, to amend or supplement the Offering Documents in order that the Offering Documents not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to the Placement Agent and its counsel.

(b) Use of Proceeds. The net proceeds of the Offering of the Units will be used by the Company for the purposes set forth in the Offering Documents.

(c) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly and necessarily incurred in connection with the Offering, including, but not limited to, the costs of preparing, printing and filing the Offering Documents to be used in connection with the Offering contemplated hereby and all amendments and supplements thereto; preparing, printing and delivering exhibits to the Offering Documents; and preparing, printing and delivering all selling documents, and Blue Sky fees and filing fees. The Company also shall pay for the costs and expenses in connection with the establishment and maintenance of the

Escrow Account referred to in Section 4 of this Agreement, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5(c).

6. Indemnification.

(a) By the Company. The Company agrees to indemnify and hold harmless the Placement Agent and its agents, shareholders, officers and directors, and each person, if any, who controls the Placement Agent, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever in connection with performing its obligations hereunder or arising out of any untrue statement of a material fact contained in the Offering Documents and the Ancillary Documents, or the omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in the Offering Documents or the Ancillary Documents in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Placement Agent expressly for use therein;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission; and

(iii) against any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

(b) By the Placement Agent. The Placement Agent agrees to indemnify, defend and hold harmless the Company and its agents, members, officers and directors from and against any loss, liability, claim, damage and expense whatsoever which arises out of or is based upon the gross negligence or willful misconduct of the Placement Agent with respect to the Offering as determined in a final judgment by a court of competent jurisdiction from which no appeal can be or is taken.

(c) Indemnification Procedures. If any action is brought against the Placement Agent or the Company or any of their respective officers, directors, shareholders, employees, agents, advisors, consultants and counsel or any controlling persons (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), in respect of which indemnity may be sought against the Company or the Placement Agent, respectively, pursuant to Sections 6(a) and 6(b), each such Indemnified Party shall promptly notify the other party (the “Indemnifying Party”) in writing of the institution of such action (but the failure to so notify shall not relieve the Indemnifying Party from any liability it may have under this Section 6 unless such failure results in the imposition of a default judgment which cannot be reopened) and the Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel reasonably satisfactory to each such Indemnified Party and payment of expenses. Each such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of each such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall have not have promptly employed counsel reasonably satisfactory to each such Indemnified Party to have charge of the defense of such action or each such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to one or more of the Indemnifying Parties and it would be inappropriate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of each Indemnified Party. Anything in this Section 6(b) to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. Each party agrees to notify promptly the other party of the commencement of any litigation or proceedings against such party regarding the sale of the Units or the Memorandum.

(d) Contribution. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case; notwithstanding the fact that the express provisions of this Section 6 provide for indemnification in such case; or (ii) contribution under the Act may be required on the part of any Indemnified Party, then each Indemnifying Party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the Offering; or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Placement Agent is the Indemnified Party, the relative benefits received by the Company on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) bear to the total Placement Agent commissions received by the Placement Agent hereunder. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (d), shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the Placement Agent commissions applicable to the Units placed by the Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any Indemnifying Party may have at common law or otherwise.

7. Miscellaneous.

(a) General. Gilford’s obligation to proceed with the Offering is conditioned upon Gilford’s due diligence investigation of the Company. The Company shall supply Gilford with such financial statements, contracts and other corporate records and documents as may be reasonably requested of it. In addition, Gilford shall be fully informed by the Company of any events that might have a material affect on the financial condition of the Company.

(b) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the provisions of Section 5(c) hereof and the indemnification provisions provided in Section 6 hereof shall survive any termination and shall survive each Closing. Additionally, the Placement Agent shall be entitled to retain any accountable expense payments to the extent it has been paid prior to the date of termination.

(c) Representations, Warranties and Covenants to Survive Delivery. The representations, warranties, indemnities, agreements, covenants and other statements of the Company shall survive execution of this Agreement and delivery of the Units for a period of 18 months following the Termination Date.

(d) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

(e) Governing Law. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this letter shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United

States District Court for the Southern District of New York, (ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

(f) Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, acknowledged by nationally recognized overnight courier or by facsimile. All notices shall be made to the parties at the addresses designated above, or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

(i) If to the Placement Agent, to:

Gilford Securities Incorporated

777 Third Avenue, 17th Floor

New York, New York 10017

Facsimile: (212) 223-1683

Attention: Robert A. Maley

with a copy to:

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, 22nd Floor

Denver, Colorado 80202

Facsimile: (303) 223-1111

Attention: Adam J. Agron

or to such other person or address as the Placement Agent shall furnish the Company in writing.

(ii) If to the Company, to:

DARA BioSciences, Inc.

8601 Six Forks Road, Suite 160

Raleigh, North Carolina 27615

Facsimile: (919) 861-0239

Attention: John Didsbury

with a copy to:

K&L Gates, LLP

4350 Lassiter at North Hills Avenue, Suite 300

Raleigh, North Carolina 27609

Facsimile: (919) 516-2028

Attention: Scott Coward

or to such other person or address as the Company shall furnish the Placement Agent in writing.

(g) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

(h) Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective signatures as evidence of their respective actual signatures to this Agreement.

(i) Modification. This Agreement (i) constitutes the entire agreement between the parties, (ii) shall be binding upon and inure to the benefit of both parties hereto and their respective successor and assignees, and (iii) may only be modified by a written instrument which is executed by both parties thereto.

(j) Non-Circumvention. The Company and the Placement Agent agree that no effort shall be made to circumvent the terms and conditions of this Agreement or gain a fee, commission, remuneration, consideration or benefit whatsoever. With respect to any attempt at circumvention of this Agreement, the injured party is entitled to seek any and all legal remedies, fees or compensation equal to those received or committed or agreed to be paid pursuant to the terms of this Agreement as the same are due and payable to the circumvented party under the terms of this Agreement.

(k) Good Faith. The Company and the Placement Agent understand that this Agreement is a reciprocal and mutual one and both warrant, covenant, and promise that it will act in good faith toward each other in the performance of this Agreement and in other matters.

(l) Further Services. The Placement Agent shall, if requested by the Company, testify in, and shall prepare and assist in the preparation of testimony for, any judicial or administrative proceeding in respect of the services performed by the Placement Agent hereunder. With respect thereto, the Company shall pay, in addition to the fees and expenses payable to the Placement Agent hereunder, for the time required to expend by the Placement Agent at its standard hourly rates as then in effect, together with reasonable out-of-pocket expenses, but not limited to, fees and expenses of its legal counsel.

(m) Waiver of Breach. The waiver by either the Placement Agent or the Company of any provision of this Agreement shall not be construed as a waiver of any subsequent breach hereof.

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If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,

DARA BIOSCIENCES, INC.

By:	/s/ John Didsbury
Name: John Didsbury
Title: President

Agreed:

GILFORD SECURITIES INCORPORATED

By:	/s/ Robert A. Maley
Robert A. Maley
President

EXHIBITS

Exhibit A	Placement Agent Warrant